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     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 21, 2001,
                            REGISTRATION NO. 33-43889

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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                            VICORP RESTAURANTS, INC.
               --------------------------------------------------
               (EXACT NAME OF ISSUER AS SPECIFIED IN ITS CHARTER)

                 COLORADO                                84-0511072
     ---------------------------------              -------------------
       (STATE OR OTHER JURISDICTION                   (I.R.S. EMPLOYER
     OF INCORPORATION OR ORGANIZATION)              IDENTIFICATION NO.)


                              400 WEST 48TH AVENUE
                             DENVER, COLORADO 80216
          ------------------------------------------------------------
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)


             VICORP RESTAURANTS, INC. EMPLOYEES' PROFIT-SHARING PLAN
             -------------------------------------------------------
                            (FULL TITLE OF THE PLAN)


                           STANLEY ERECKSON, JR., ESQ.
                         VICE PRESIDENT/GENERAL COUNSEL
                            VICORP RESTAURANTS, INC.
                              400 WEST 48TH AVENUE
                             DENVER, COLORADO 80216
                     ---------------------------------------
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (303) 296-2121
                   ------------------------------------------
                   (TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                               AGENT FOR SERVICE)

                                   ----------

                                    COPY TO:
                              ANDREW L. BLAIR, JR.
                             SHERMAN & HOWARD L.L.C.
                          633 17TH STREET, SUITE 3000
                             DENVER, COLORADO 80202
                                 (303) 297-2900



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                         DEREGISTRATION OF COMMON STOCK

         On November 14, 1991, the Registrant registered 50,000 shares of its common stock, par value $.05 per share, issued or issuable under the VICORP Restaurants, Inc. Employees' Profit-Sharing (the "Plan") pursuant to a Registration Statement on Form S-8 (Registration No. 33-43889) (the "Registration Statement").

         On May 14, 2001, all of the outstanding common stock of the Registrant was acquired by Midway Investors Holdings, Inc. through a merger of VICORP with and into a wholly owned subsidiary of Midway, and the common stock of the Registrant became eligible for termination of registration pursuant to Section 12(g)(4) and Rule 12h-3 of the Securities Exchange Act of 1934, as amended. Accordingly, on May 14, 2001, the Registrant filed a Certificate and Notice of Termination on Form 15 with the Securities and Exchange Commission. Therefore, the Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement to terminate the Registration Statement and deregister all shares of common stock registered under the Plan pursuant to the Registration Statement but remaining unsold as of the date of termination.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Denver, Colorado on the 20th day of June, 2001.

                                             VICORP RESTAURANTS, INC.


                                             By: /s/ Stanley Ereckson, Jr.
                                                 ------------------------------
                                                 Vice President/General Counsel